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                                                                    EXHIBIT 10.2

                               CORPORATE GUARANTY

State of California
County of San Diego

     WHEREAS, Fritz Opel ("Employee") has agreed to become an employee of Inland Casino Corporation, a Utah corporation ("Inland"), with the title of Vice President, starting August 12, 1995, with the location of his employment to be based in San Diego County for the duration of this Guaranty, and

     WHEREAS, Inland has agreed to pay Employee an annual base salary of One Hundred Twenty-Five Thousand Dollars ($125,000.00) for a period of one (1) year commencing on August 1, 1995, and

     WHEREAS, while an employee of Inland, Employee shall be eligible for certain other benefits including, without limitation, discretionary bonus compensation, participation in Inland's existing employee stock option plan, use of an automobile, and participation in Inland's existing health, life and disability insurance plans (assuming he qualifies for participation in such plans under the terms as more fully set out in the plan).

     NOW THEREFORE, Inland agrees as follows:

     1. Subject to all of the terms contained herein, Inland shall guarantee (the "Guaranty") the payment of the annual base salary and the provision of the use of an automobile and of participation in Inland's existing health, life and disability insurance plans for a period one (1) year starting on August 1, 1995.

     2. This Guaranty shall be a guaranty only of payment of the annual base salary for a one-year period commencing August 1, 1995, and of the provision of the use of an automobile and of participation in Inland's existing health, life and disability insurance plan; provided, however, that Inland shall not have any obligation to provide any insurance to employee in the event he does not qualify for the insurance made available by Inland to its other employees. The annual base salary for a one-year period commencing August 1, 1995, shall be paid even if Inland Casino Corporation elects to terminate Employee's employment.

     3. This Guaranty is not a guaranty of employment, and it is not a contract for employment for a term of years. Inland reserves the right to terminate Employee's employment at any time with or without cause. Employee shall be and remain an at will employee of Inland throughout his employment.

     4. This Guaranty is not a guaranty of any other benefits to which Employee may be entitled or for which Employee may be eligible as an employee of Inland.

     5. The Guaranty shall not be enforceable under any of the following circumstances:

          a. the failure or refusal by Employee to start his employment on August 1, 1995;

          b. the death of the Employee;

          c. the termination by Employee of his employment with Inland;

          d. court order, or other state, federal or local law enforcement requirement pertaining to employee personally or Inland generally.

     6. This Guaranty shall be governed and interpreted according to the laws of the State of California and any action to enforce or interpret this Guaranty shall be brought in San Diego County.

     7. This Guaranty sets forth the entire agreement between Inland and Employee with regard to the subject matter of the Guaranty. Inland and Employee cannot alter and/or modify this Guaranty except by an instrument in writing executed by each of them.

     8. If any action in law or equity is brought to enforce or interpret the provision of this Guaranty, the prevailing party shall be entitled to recover the actual attorney's fees and costs incurred, which may be determined by the court in the same action or in a separate action brought for that purpose, in addition to any other relief to which that party may be entitled.

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     NOW THEREFORE, this Corporate Guaranty has been executed on this 1st day of
August, 1995.

                                          INLAND CASINO CORPORATION,
                                          a Utah Corporation

                                          By: /s/  LLOYD D. SPEER, II
                                            ---------------------------------
                                            Lloyd D. Speer, II
                                            as Its Chairman

ACKNOWLEDGED AND AGREED:

/s/  FRITZ OPEL
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Fritz Opel

Dated: August 1, 1995

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